UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2026

Alpine Auto Brokers Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-206804	38-3970138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor New York, NY 10036

(Address of principal executive offices & zip code)

+86 15221719225

(Registrants’ telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangement of Certain Officers

On September 18, 2026, the Board of Directors of Alpine Auto Brokers, Inc. (OTC: ALTB) (the “Company”) appointed Ms. Fang Gao as a member of the Company’s Board of Directors, effective immediately.

Ms. Gao has extensive experience in corporate management, business operations, marketing, and the biotechnology and health industries. From 2016 to 2021, she held several senior management positions with Tangshan Future Biotechnology Co., Ltd., including Assistant to the Chairman, Vice President of Operations, and Executive President. Since December 2021, she has served as Chairwoman and General Manager of Hangzhou Gongshengyuan Biotechnology Co., Ltd.

Ms. Gao holds an undergraduate degree in Traditional Chinese Medicine from Heilongjiang University of Chinese Medicine and a graduate degree in Industrial Economics from Wuhan University of Technology. The Company believes that Ms. Gao’s management experience and industry background will contribute positively to the Board’s oversight and strategic development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALPINE AUTO BROKERS INC.
(Name of Registrant)

Date: September 18, 2026	By:	/s/ Hongchen Wang
	Name:	Hongchen Wang
	Title:	Chief Executive Officer

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